Exhibit 99.1

LIMITED BRANDS REPORTS SECOND QUARTER EARNINGS

— COMPLETES $1 BILLION SHARE REPURCHASE —

— AUTHORIZES ADDITIONAL $250 MILLION SHARE REPURCHASE PROGRAM —

— IS COMFORTABLE WITH THIRD AND FOURTH QUARTER FIRST CALL

CONSENSUS EARNINGS ESTIMATES —

Columbus, Ohio, August 22, 2007 — Limited Brands (NYSE: LTD) today reported 2007 second quarter results.

Second Quarter Results

Reported earnings per share for the second quarter ended August 4, 2007, were $0.67 compared to $0.28 last year. Second quarter operating income was $318.9 million compared to $196.8 million last year, and net income was $264.4 million compared to $113.1 million last year.

The 2007 second quarter reported results include the following significant items:

•	A pre-tax gain of $302 million, or $0.46 per share, related to the divestiture of a 75% interest in Express to affiliates of Golden Gate Capital;

•	A pre-tax loss of $73 million, or $0.20 per share, related to the divestiture of a 75% interest in Limited Stores to affiliates of Sun Capital Partners;

•	A tax benefit of $39 million, or $0.10 per share, related to an adjustment to state net operating loss valuation allowances in connection with the divestiture of the apparel brands;

•	A pre-tax gain of $100 million, or $0.15 per share, related to the refinancing of Easton Town Center, in which the Company has an investment interest, included in other income;

•

A pre-tax restructuring charge of $47 million, or $0.07 per share, for costs of disposing of non-core assets and severance related to the termination of approximately 10% of the Company’s home office headcount; and

•

A pre-tax gain of $17 million, or $0.02 per share, related to an interest rate hedge entered into in the first quarter in anticipation of the intended financing of the LaSenza acquisition, included in other income.

Excluding the items described above, 2007 second quarter earnings per share were $0.20 per share, operating income was $142.3 million and net income was $80.6 million.

The Company reported a comparable store sales increase of 2% for the 13 weeks ended August 4, 2007, compared to the 13 weeks ended August 5, 2006. Net sales for the 13 weeks ended August 4, 2007 were $2.624 billion compared to net sales of $2.454 billion for the 13 weeks ended July 29, 2006.

Share Repurchase

The Company also announced that it recently completed its $1 billion share repurchase program, which was announced on June 22, and that its Board of Directors has authorized a new $250 million share repurchase program.

2007 Outlook

The Company stated that it is comfortable with the current First Call consensus earnings per share estimates for the third and fourth quarters of $0.04 and $1.18, respectively. This outlook includes the impact of all the previously announced transactions and initiatives and our view of fall business performance.

Earnings Call Information

Limited Brands will conduct its second quarter earnings call at 9 a.m. Eastern time on Thursday, August 23. To listen to the live call, dial 1-877-601-1433 (international dial-in number: 1-630-395-0024). For an audio replay, dial 1-800-337-6551, followed by the passcode LTD (583), (International Replay Number: 1-402-220-9656, passcode: LTD (or 583)) or log onto www.Limitedbrands.com. Additional second quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 2,895 specialty stores. The Company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the Second quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the Second quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with labor shortages or increased labor costs; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with severe weather conditions, natural disasters or health hazards; risks associated with rising energy costs; and risks associated with independent licensees. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the Second quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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For further information, please contact:

Limited Brands:

Investor Relations

Amie Preston

(614) 415-6704

apreston@limitedbrands.com

Media Relations

Tammy Roberts Myers

(614) 415-7072

extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED AUGUST 4, 2007 AND JULY 29, 2006

(Unaudited)

(In thousands except per share amounts)

	2007	2006
Net Sales	$2,624,077	$2,453,852
Gross Profit	820,896	853,135
General, Administrative and Store Operating Expenses	(731,867)	(656,355)
Gain on divestiture of Express	302,412	—
Loss on divestiture of Limited Stores	(72,538)	—

Operating Income	318,903	196,780
Interest Expense	(30,847)	(24,341)
Interest Income	3,388	8,545
Minority Interest	15,744	(142)
Other Income (Expense)	116,165	(763)

Income Before Income Taxes	423,353	180,079
Provision for Income Taxes	159,000	67,000

Net Income	$264,353	$113,079

Net Income Per Diluted Share	$0.67	$0.28

Weighted Average Shares Outstanding	395,996	402,343

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

TWENTY-SIX WEEKS ENDED AUGUST 4, 2007 AND JULY 29, 2006

(Unaudited)

(In thousands except per share amounts)

	2007	2006
Net Sales	$4,934,920	$4,530,943
Gross Profit	1,624,263	1,641,910
General, Administrative and Store Operating Expenses	(1,426,709)	(1,259,184)
Gain on divestiture of Express	302,412	—
Loss on divestiture of Limited Stores	(72,538)	—

Operating Income	427,428	382,726
Interest Expense	(56,210)	(48,359)
Interest Income	6,136	17,793
Minority Interest	21,597	24
Other Income (Expense)	116,330	(2,421)

Income Before Income Taxes	515,281	349,763
Provision for Income Taxes	198,000	138,000

Income Before Cumulative Effect of Change in Accounting Principle	317,281	211,763
Cumulative Effect of Change in Accounting Principle (Net of tax of $445 in 2006)	—	696

Net Income	$317,281	$212,459

Net Income Per Diluted Share:
Income Before Cumulative Effect of Change in Accounting Principle	$0.79	$0.53
Cumulative Effect of Change in Accounting	—	—

Net Income Per Diluted Share	$0.79	$0.53

Weighted Average Shares Outstanding	401,080	401,379